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                                                                    Exhibit 32.1

            SECTION 906 -- CERTIFICATION OF CHIEF EXECUTIVE OFFICER
                          OF PERIODIC FINANCIAL REPORT

         Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C.
Section 1350, and in connection with the accompanying Quarterly Report on Form 10-Q of Doane Pet Care Company for the quarter ended June 28, 2003 (the "Report"), the undersigned officer of Doane Pet Care Company hereby certifies that:

         1. The Report fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934; and

         2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of the operations of Doane Pet Care Company.

Date: July 30, 2003

                                           /s/ Douglas J. Cahill
                                           -------------------------------------
                                           Douglas J. Cahill
                                           President and Chief Executive Officer
                                           Doane Pet Care Company








A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Doane Pet Care Company and will be retained by Doane Pet Care Company and furnished to the Securities and Exchange Commission or its staff upon request.